UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Election of a new Board of Director.

On March 23, 2015, the Board of Directors of Supernus Pharmaceuticals, Inc.  (“Supernus” or the “Company”) appointed Georges Gemayel, Ph.D. to fill a vacant seat as a member of the Board of Directors of the Company.  Dr. Gemayel will receive an annual Board service fee of $40,000 in 2015, which amount shall be prorated for his actual time of service in 2015. In addition, the Board of Directors granted Dr. Genayel options to purchase 35,000 shares of the Company’s common stock under the Company’s Amended and Restated 2012 Equity Incentive Plan at a per share exercise price of $11.46, subject to a four year vesting period.

Dr. Gemayel has not been appointed to any committees, nor has the Board of Directors made any determination to place him on specific committees.  There was no arrangement or understanding between Dr. Gemayel and any person pursuant to which he was selected as a director.  Dr. Gemayel has not been a party to any transaction with us that we would be obligated to report pursuant to Item 404(a) of Regulation S-K nor has any such transaction been proposed.

Item 8.01                                           Other Events

On March 23, 2015, Supernus issued a press release announcing the appointment of Georges Gemayel to the  Board of Directors of the Company.  A copy of this release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 23, 2015, Supernus posted a new investor presentation on its website.   This presentation can be accessed at www.supernus.com under Investors Relations.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibit

The following document is furnished as an Exhibit pursuant to Item 8.01 hereof:

Exhibit 99.1 — Press Release Dated March 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: March 24, 2015	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release Dated March 23, 2015.	Attached